UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2014

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California	94925
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

This current report on Form 8-K/A is being filed to update the current report on Form 8-K of Restoration Hardware Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission on June 27, 2014. The sole purpose of this amendment is to provide the Company’s decision on the frequency of the stockholder advisory vote on executive compensation (the “Say-on-Pay Vote”) required by section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, based on the results of the voting at the Company’s annual meeting of stockholders held on June 25, 2014 (the “2014 Annual Meeting”).

While the Board recommended conducting the Say-on-Pay Vote every three years, the Company’s stockholders approved by a majority of the votes cast at the 2014 Annual Meeting, on an advisory basis, the holding of the Say-on-Pay Vote annually. In light of this vote, the Company decided that it would hold the Say-on-Pay Vote every year until the next required stockholder vote on the frequency of the Say-on-Pay Vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: October 27, 2014	By:	/s/ Karen Boone
Karen Boone
Chief Financial and Administrative Officer